As filed with the Securities and Exchange Commission on March 17, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GSI Commerce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2958132
(State of Incorporation)	(I.R.S. Employer Identification No.)

935 First Avenue

King of Prussia, PA 19406

(Address of Principal Executive Offices)

2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Arthur H. Miller

Executive Vice President and General Counsel

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

(610) 265-3229

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas S. Welk, Esq.

COOLEY GODWARD LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share	100,000	$15.55	(2)	$1,555,000	(2)	$166.39
Common Stock, par value $.01 per share(3)	6,436,556		(5)		(5)		(5)
Common Stock, par value $.01 per share(4)	1,219		(5)		(5)		(5)
Total:	6,537,775	$15.55		$1,555,000		$166.39

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock on March 13, 2006 as reported on the Nasdaq National Market.
(3)	The Registrant has adopted the 2005 Equity Incentive Plan (the “2005 Plan”) as a replacement for its 1996 Equity Incentive Plan (the “1996 Plan”) which has been terminated. The number of shares issuable under the 2005 Plan will be increased by the number of shares that would otherwise have reverted to the share reserve of the 1996 Plan as a result of, for example, expiration, termination or forfeiture of awards under the 1996 Plan. Accordingly, an aggregate of 6,436,556 shares (the “Prior Shares”) subject to outstanding awards granted under the 1996 Plan are being transferred to Registrant’s 2005 Equity Incentive Plan.
(4)	These shares (the “Unused Reserve Shares”) are transferred from the unused reserve of the 1996 Plan to the 2005 Plan.
(5)	The registration fee for the Prior Shares and the Unused Reserve Shares has previously been paid under separate registration statements as described below, and pursuant to Instruction E of Registration Statement on Form S-8, no additional fee is paid with respect to these shares:

Registration Statement	Total Shares Originally Registered	Number of Shares Carried Over	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee Already Paid
No. 333-65694	4,500,000	4,437,775	$5.73	$25,785,000	$6,447.00
No. 333-109043	1,000,000	1,000,000	11.15	11,150,000	902.04
No. 333-122186	1,000,000	1,000,000	14.81	14,810,000	1,744.00
Total	6,500,000	6,437,775	10.56	51,745,000	9,093.04

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-132523

The contents of Registration Statement on Form S-8 No. 333-132523 filed with the Securities and Exchange Commission on March 17, 2006 are incorporated by reference herein.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	The Company’s specimen common stock certificate (incorporated into this Registration Statement by reference to Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2002, filed on August 13, 2002).

4.2	The Company’s Amended and Restated Certificate of Incorporation (incorporated into this Registration Statement by reference to Appendix B of the Company’s proxy statement on Schedule 14A filed on April 27, 2001).

4.3	The Company’s Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated into this Registration Statement by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2002, filed on August 13, 2002).

4.4	The Company’s Amended and Restated Bylaws (incorporated into this Registration Statement by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 11, 2005).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1	2005 Equity Incentive Plan (incorporated into this Registration Statement by reference to Appendix A of the Company’s proxy statement on Schedule 14A filed on June 9, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on March 15, 2006.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Michael Conn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael G. Rubin Michael G. Rubin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 15, 2006

/s/ Michael Conn Michael Conn	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2006

/s/ M. Jeffrey Branman M. Jeffrey Branman	Director	March 15, 2006

/s/ Ronald D. Fisher Ronald D. Fisher	Director	March 15, 2006

/s/ John Hunter John Hunter	Director	March 15, 2006

/s/ Mark S. Menell Mark S. Menell	Director	March 15, 2006

/s/ Michael S. Perlis Michael S. Perlis	Director	March 15, 2006

/s/ Jeffrey F. Rayport Jeffrey F. Rayport	Director	March 15, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	The Company’s specimen common stock certificate (incorporated into this Registration Statement by reference to Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2002, filed on August 13, 2002).

4.2	The Company’s Amended and Restated Certificate of Incorporation (incorporated into this Registration Statement by reference to Appendix B of the Company’s proxy statement on Schedule 14A filed on April 27, 2001).

4.3	The Company’s Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated into this Registration Statement by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2002, filed on August 13, 2002).

4.4	The Company’s Amended and Restated Bylaws (incorporated into this Registration Statement by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 11, 2005).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1	2005 Equity Incentive Plan (incorporated into this Registration Statement by reference to Appendix A of the Company’s proxy statement on Schedule 14A filed on June 9, 2005).